UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2011

TechniScan, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-143236	27-1093363
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3216 South Highland Drive, Suite 200, Salt Lake City, Utah	84106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (801) 521-0444

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

TechniScan Inc., a Delaware corporation (“we,” “us,” “our”) entered into senior secured convertible promissory notes, as amended, (“Notes”) in connection with the private debt offering described in our Current Reports on Form 8-K filed with the SEC on April 5, 2010, May 14, 2010, May 25, 2010, October 1, 2010, October 12, 2010, October 19, 2010, November 3, 2010, November 18, 2010, February 7, 2011 and April 15, 2011.  The Notes were issued to Biotex Pharma Investments, LLC (“Biotex”), Danal International Trading Corp. (“Danal”), Kenneth G. Hungerford II (“Hungerford”), Michael J. Jandernoa (“M. Jandernoa”), Richard J. Stanley (“Stanley”), Jerrold R. Landstra (“J. Landstra”), Marlene J. Landstra (“M. Landstra”), Felix M. Lopez Jr. (“Lopez”), John C. Klock (“Klock”), Edward C. Mattes, Jr. (“Mattes”), and Carl Jandernoa (C. Jandernoa”).    Biotex, Danal, Hungerford, M. Jandernoa, Stanley, J. Landstra, M. Landstra, Lopez, Klock, Mattes and C. Jandernoa are referred to as the “Investors.”

We were obligated to repay the aggregate unpaid principal balance of $2,716,400 and accrued and unpaid interest of $301,401 in full no later than April 22, 2011. Since we were unable to do so, we are in default under the terms of the Notes as of April 23, 2011 for non-payment of the unpaid principal and accrued interest.   In a case of Biotex unpaid principal of $788,418 and accrued and unpaid interest of $104,402 in a case of Danal unpaid principal of $157,982 and accrued and unpaid interest of $19,203, in a case of Hungerford unpaid principal of $600,000 and accrued and unpaid interest of $62,114, in a case of M. Jandernoa unpaid principal of $500,000 and accrued and unpaid interest of $48,871, in a case of Stanley unpaid principal of $475,000 and accrued and unpaid interest of $46,977, in a case of J. Landstra and M. Landstra unpaid principal of $50,000 and accrued and unpaid interest of $5,655, each, in a case of Lopez unpaid principal of $10,000 and accrued and unpaid interest of $1,128,  in a case of Klock unpaid principal of $50,000 and accrued and unpaid interest of $5,589, in a case of Mattes unpaid principal of $10,000 and accrued and unpaid interest of $1,141, in a case of C. Jandernoa unpaid principal of $25,000 and accrued and unpaid interest of $666.

Under the terms of the Notes, interest on the unpaid principal balance accrues at the rate of 24% per annum from and including the maturity date or the date of the default, but excusing the date of payment. In addition, the Investors have the right to convert the unpaid principal and accrued and unpaid interest into shares of our common stock (“Shares”) at the lower of the then applicable conversion price ($2.68 on the date of default) and a price per Share that is 20% lower than the arithmetic mean of the three lowest prices at which any Shares are traded during ten consecutive trading days ending on the conversion date. The Investors also have the right to declare the entire outstanding principal balance of the Note and accrued and unpaid interest immediately due and payable, however, under the terms of the Note and Warrant Purchase Agreement and related security agreements (collectively, the Loan Documents”), only Biotex, as the collateral agent under the Loan Documents, has the right to exercise remedies with respect to any of our assets, all of which have been pledged as collateral for repayment of the Notes.

As of April 28, 2011, we have not received a declaration from any Investor regarding immediate payment of their outstanding principal balance and/or accrued and unpaid interest.  Furthermore, we have been in discussions with the collateral agent and several other Investors regarding an extension of the date by which we must pay the aggregate unpaid principal balance of $2,716,400 and all accrued and unpaid interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechniScan, Inc.

April 28, 2011	By:	Steven K. Passey

Name: Steven K. Passey
Title: Chief Financial Officer